                          NEXTEL COMMUNICATIONS, INC.

                   CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                       OPTIONAL AND OTHER SPECIAL RIGHTS
                        OF 11.125% SERIES E EXCHANGEABLE
                      PREFERRED STOCK AND QUALIFICATIONS,
                      LIMITATIONS AND RESTRICTIONS THEREOF

                   -----------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                   -----------------------------------------

                 Nextel Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify that, pursuant to authority conferred upon the board of directors of the Company (or any committee of such board of directors, the "Board of Directors") by its Restated Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors with full power and authority to act on behalf of the Board of Directors, at a meeting held on January 29, 1998, duly approved and adopted the following resolution (the "Resolution"):

                 RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of 11.125% Series E Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 2,200,000 shares, having the designations, voting power, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows (the terms used herein, unless otherwise defined herein, are used herein as defined in paragraph (n) hereof):

         (a) Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the "11.125% Series E Exchangeable Preferred Stock". The number of shares constituting such series shall be 2,200,000 shares of 11.125% Series E Exchangeable Preferred Stock, consisting of an initial issuance of 750,000 shares of 11.125% Series E Exchangeable Preferred Stock (the "Original Preferred Stock"), plus registered shares of 11.125% Series E Exchangeable Preferred Stock which may be issued in the Preferred Stock Exchange Offer (the "Exchange Preferred Stock" and, together with the Original Preferred Stock, the "Preferred Stock") plus additional shares of Preferred Stock which may be issued to pay dividends on the Preferred Stock if the Company elects to pay dividends in additional shares of Preferred Stock. The liquidation preference of the Preferred Stock shall be $1,000 per share.

         (b) Rank. The Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank: (i) senior to (A) all classes of common stock of the Company and to (B) each other class of capital stock or series of preferred stock (other than the Class C Preferred Stock) hereafter created by the Board of Directors, the terms of which do not expressly provide that it ranks senior to or on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to herein, together with all classes of common stock of the Company, as the "Junior Securities"); (ii) on a parity with (A) the Class A Preferred Stock (except with respect to the Special Payments (as defined in this paragraph (b)), the Class B Preferred Stock (except with respect to the Special Payments (as defined in this paragraph
(b)), the Class C Preferred Stock and the Series D Preferred Stock; and (B) any class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company (collectively referred to as "Parity Securities");
(iii) junior with respect to the dividend accruals and payments on the Class A Preferred Stock and the $25,000,000 cash payment on the Class B Preferred Stock, which are required under the terms of the Class A Preferred Stock and the Class B Preferred Stock as in effect on the date of this Certificate of Designation upon certain occurrences (such payments and dividend rights of the Class A Preferred Stock and the Class B Preferred Stock, the "Special Payments"); and (iv) subject to Preferred Stockholder Approval Rights (as defined in subparagraph (f)(ii)(A)), junior to each class of capital stock or series of preferred stock hereafter created by the Board of Directors, the terms of which have been approved by the Holders of the Preferred Stock in accordance with subparagraph (f)(ii) hereof and which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Company (collectively referred to as "Senior Securities").

         (c) Dividends. (i) Beginning on the Closing Date, the Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on each share of Preferred Stock at a rate per annum equal to 11.125% of the liquidation preference per share of Preferred Stock, payable quarterly. All dividends shall be cumulative, whether or not earned or declared, on a daily basis from the date of issuance of the applicable shares of the Preferred Stock and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on May 15, 1998. On and before February 15, 2003, the Company may pay dividends, at its option, in cash or in additional fully paid and nonassessable shares of Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. After February 15, 2003, dividends may be paid only in cash. If any dividend (or portion thereof) payable on any Dividend Payment Date after February 15, 2003 is not declared or paid in full in cash on such Dividend Payment Date, the amount of such dividend that is payable and that is not paid in cash on such date will accrue interest at the dividend rate then applicable to the Preferred Stock, compounding quarterly, until declared and paid in full. Each distribution in the form of a dividend (whether in cash or in additional shares of Preferred Stock) shall be payable to Holders of record as they appear on the stock books of the Company on such record date, not less than 10 nor more than 60 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends shall cease to accumulate in respect of shares of the Preferred Stock on the Mandatory Exchange Date (as defined in paragraph
(g)(i)(A) hereof) or on the date of their earlier redemption unless the Company shall have failed to issue the appropriate aggregate principal amount of Exchange





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
Debentures in respect of the Preferred Stock on the Mandatory Exchange Date or shall have failed to pay the relevant redemption price on the date fixed for redemption.

                 (ii) Notwithstanding anything else provided herein, if the Company fails to consummate a Preferred Stock Exchange Offer in accordance with the Registration Rights Agreement dated the Closing Date on or prior to August 15, 1998, the dividend rate on the Preferred Stock will increase 0.5% per annum to 11.625% per annum of liquidation preference per share of Preferred Stock from August 15, 1998 (and if the Preferred Stock Exchange Offer is not consummated on or prior to November 15, 1998, the dividend rate on the Preferred Stock will increase an additional 0.5% per annum to 12.125% per annum of liquidation preference per share of Preferred Stock from November 15, 1998), payable in additional shares of Preferred Stock quarterly in arrears on each Dividend Payment Date, commencing November 15, 1998 until (A) the date that such Preferred Stock Exchange Offer is consummated, (B) a shelf registration statement with respect to resales of the Preferred Stock is declared effective in accordance with the Registration Rights Agreement, or (C) the Preferred Stock becomes freely tradeable without registration under the Securities Act, at which time, in any such case, (x) the per annum dividend rate shall return to 11.125%, and (y) upon the request of any Holder of the Preferred Stock, the Company shall deliver to such Holder certificates evidencing such Holder's Preferred Stock without the legends restricting the transfer thereof.

                 (iii) All dividends paid with respect to shares of the Preferred Stock pursuant to paragraph (c)(i) hereof shall be paid pro rata to the Holders entitled thereto.

                 (iv) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Company to pay or set apart for payment, any dividends on shares of the Preferred Stock at any time.

                 (v) Dividends on account of arrears for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) hereof may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors.

                 (vi) Other than any amount constituting Special Payments, no full dividends shall be declared by the Board of Directors or paid or funds set apart for payment of dividends by the Company on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid in full, or declared and (in the case of dividends payable in cash) a sum in cash set apart sufficient for such payment on the Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. The making of Special Payments shall not, in and of itself, require that any dividend be declared or any dividend or other amount be paid or accrued in respect of the Preferred Stock. Except as noted in the case of Special Payments, if any dividends are not paid in full, as aforesaid, upon the shares of the Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock and such Parity Securities bear to each other.

                 (vii)    (A)     Holders of shares of Preferred Stock shall be
entitled to receive the dividends provided for in paragraph (c)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

                          (B)     So long as any shares of Preferred Stock are
outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities (other than the repurchase, redemption or other acquisition or retirement for value of Junior Securities (and any warrants, rights, calls or options exercisable for or convertible into such Junior Securities) permitted under clause (II) of the second paragraph in subparagraph
(m)(ii) hereof, provided that such Junior Securities may only be repurchased, redeemed or otherwise acquired or retired either in exchange for Junior Securities or upon the termination, retirement, death or disability of such employee, consultant or advisor), or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Company or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities) and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options, unless full cumulative dividends determined in accordance herewith have been paid in full on the Preferred Stock.

                          (C)     So long as any shares of the Preferred Stock
are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options, unless the dividends determined in accordance herewith on the Preferred Stock have been paid in full.

                 (viii) Dividends payable on shares of the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of 12 30-day months and the actual number of days elapsed in the period for which dividends are payable. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

         (d) Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, Holders of Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, $1,000 per share of Preferred Stock, plus an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any payment shall be made on or any assets distributed to the holders of any of the Junior Securities, including, without limitation, common stock of the





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
Company. However, neither the merger, consolidation or sale of all or substantially all of the assets of the Company shall be deemed to be a liquidation, dissolution or winding-up of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Preferred Stock and all other Parity Securities are not paid in full, the holders of the Preferred Stock and the Parity Securities shall share equally and ratably (subject to the preference of the Holders of Class A Preferred Stock and Class B Preferred Stock to receive any Special Payments then due and not paid in full) in any distribution of assets of the Company in proportion to the full liquidation preference and accumulated and unpaid dividends to which each is entitled. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the Holders of Preferred Stock shall not be entitled to any further participation in any distribution of assets of the Company.

         (e) Redemption. (i) Optional Redemption. (A) The Preferred Stock may be redeemed (subject to the restrictions described in this paragraph
(e), contractual and other restrictions with respect thereto existing on the Closing Date, compliance with covenants contained in the Existing Indentures and the legal availability of funds therefor) at any time after December 15, 2005 (the "Optional Redemption Date"), at the Company's option, in whole or in part, in the manner provided in subparagraph (e)(iii), at a redemption price equal to the amount of the liquidation preference thereof, plus an amount equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date); provided, however, that in the event that the Old Senior Notes are repurchased, redeemed or repaid in full prior to the Optional Redemption Date, the Preferred Stock may be redeemed (subject to the restrictions described in this paragraph (e), contractual and other restrictions thereto existing on the Closing Date, compliance with covenants contained in the Existing Indentures and to the legal availability of funds therefor) at any time on or after February 15, 2003, at the Company's option, in whole or in part, in the manner provided in subparagraph (e)(iii), at the redemption prices (expressed as a percentage of the liquidation preference thereof) set forth below, plus an amount in cash equal to all accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date), if redeemed during the 12-month period beginning February 15 of each of the years set forth below.

                 YEAR                                                                PERCENTAGE
                 ----                                                                ----------
                 2003   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      105.5625%
                 2004   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      103.7083%
                 2005   . . . . . . . . . . . . . . . . . . . . . . . . . . . .      101.8542%
                 2006 and thereafter  . . . . . . . . . . . . . . . . . . . . .      100.0000%

provided that no optional redemption pursuant to this subparagraph (e)(i)(A) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date, and for an amount equal to a prorated dividend on the Preferred Stock to be redeemed for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date, shall have been, or immediately prior to the Redemption Date are, declared and paid in cash or declared and a sum set apart sufficient for such cash payment on the Redemption Date on such Preferred Stock.





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
                          (B)     In addition, on or prior to February 15,
2001, in the event that the Old Senior Notes are repurchased, redeemed or repaid in full (subject to the restrictions described in this paragraph (e), contractual and other restrictions with respect thereto existing on the Closing Date, compliance with covenants contained in the Existing Indentures and to the legal availability of funds therefor), the Company may redeem shares of Preferred Stock having an aggregate liquidation preference of up to 35% of the aggregate liquidation preference of all Preferred Stock originally issued on the Closing Date, at a redemption price equal to 111.125% of the liquidation preference, plus an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date (subject to the right of Holders of Preferred Stock on relevant record dates to receive dividends due on relevant Dividend Payment Dates), with the proceeds of any sale of its common stock; provided that such redemption occurs within 180 days after consummation of such sale, and provided further that no optional redemption pursuant to this subparagraph (e)(i)(B) shall be authorized or made unless prior thereto full unpaid cumulative dividends for all Dividend Periods terminating on or prior to the Redemption Date and for an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date shall have been, or immediately prior to the Redemption Notice are, declared and paid in full in cash or declared and a sum set apart sufficient for such payment in full in cash on the Redemption Date on the outstanding shares of the Preferred Stock.

                          (C)     In the event of a redemption pursuant to
paragraph (e)(i) hereof of only a portion of the then outstanding shares of the Preferred Stock, the Company shall effect such redemption as it determines, pro rata according to the number of shares held by each Holder of Preferred Stock, provided that the Company may redeem such shares held by any Holder of fewer than 100 shares of Preferred Stock without regard to such pro rata redemption requirement, or by lot, in each case, as may be determined by the Company in its sole discretion.

                 (ii) Mandatory Redemption. On February 15, 2010, the Company shall redeem from any source of funds legally available therefor, in the manner provided in paragraph (e)(iii) hereof, all of the shares of the Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date).

                 (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as the same appears on the stock register of the Company, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:





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
                 (1)      whether the redemption is pursuant to subparagraph
                          (e)(i)(A), (e)(i)(B) or (e)(ii) hereof;

                 (2) the redemption price expressed as a percentage of the liquidation preference;

                 (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

                 (4) the number of shares of Preferred Stock held, as of the appropriate record date, by the Holder that the Company intends to redeem;

                 (5)      the date fixed for redemption;

                 (6) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for redemption, in the manner and at the price designated, his certificate or certificates representing the shares of Preferred Stock to be redeemed; and

                 (7) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Company defaults in the payment of the redemption price.

                          (B)     Each Holder of Preferred Stock shall
surrender the certificate or certificates representing such shares of Preferred Stock to the Company, duly endorsed, in the manner and at the place designated in the Redemption Notice and on the Redemption Date. The full redemption price for such shares of Preferred Stock shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                          (C)     Unless the Company defaults in the payment in
full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and the Holders of such redeemed shares shall cease to have any further rights with respect thereto from and after the Redemption Date, other than the right to receive the redemption price, without interest.

         (f)     Voting Rights.   (i)  The Holders of shares of the Preferred
Stock, except as otherwise required under Delaware law or as set forth in paragraphs (f)(ii), (f)(iii) and (f)(iv) hereof, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

                 (ii)     (A)     So long as any shares of the Preferred Stock
are outstanding, the Company shall not authorize any class of Senior Securities without Required Consent, except that, the Company may issue shares of Senior Securities without Required Consent (1) in respect of any dividend or payment obligations that constitute Special Payments or (2) in exchange for, or the proceeds of which are used to redeem or repurchase, any or all shares of Preferred Stock then





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
outstanding or Debt of the Company (such approval rights, herein referred to as "Preferred Stockholder Approval Rights"); provided that, solely in the case of Senior Securities issued in exchange for, or the proceeds of which are used to redeem or repurchase, less than all shares of Preferred Stock then outstanding,
(a) the aggregate liquidation preference of such Senior Securities shall not exceed the aggregate liquidation preference of, premium and accrued and unpaid dividends on, and expenses in connection with the refinancing of, the shares of Preferred Stock so exchanged, redeemed or repurchased, (b) such Senior Securities shall not be Redeemable Stock and (c) such Senior Securities shall not be entitled to the payment of cash dividends prior to February 15, 2003.

                          (B)     So long as any shares of the Preferred Stock
are outstanding, the Company shall not amend this Certificate of Designation so as to affect adversely the specified rights (including, without limitations, the covenants described in paragraph (m)), preferences, privileges or voting rights of Holders of shares of Preferred Stock, or to authorize the issuance of any additional shares of Preferred Stock, without the affirmative vote or, notwithstanding any contrary provisions of the By-Laws, written consent of Holders of at least a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting. Compliance with any provision of this Certificate of Designation may be waived with Required Consent, which may be given by written consent or by resolution adopted at an annual or special meeting.

                          (C)     Except as set forth in subparagraph
(f)(ii)(B) hereof, (1) the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or (2) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall not require the consent of Holders of Preferred Stock and shall not, unless not complying with subparagraph
(f)(ii)(B) hereof, be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of shares of Preferred Stock.

                 (iii) (A) If (1) dividends on the Preferred Stock are in arrears and unpaid (and if, after February 15, 2003, such dividends are not paid in cash) for four consecutive quarterly periods or six quarterly periods (whether or not consecutive) (each, a "Dividend Default"); or (2) the Company fails to discharge any redemption obligation with respect to the Preferred Stock (each, a "Redemption Default"); or (3) the Company fails to make an Offer to Purchase (and to complete such purchase) following a Change of Control, if such Offer to Purchase is required to be made pursuant to paragraph (h) hereof (each, a "Change of Control Default"); or (4) the Company breaches or violates one of the provisions set forth in paragraph (m) hereof and the breach or violation continues for a period of 60 consecutive days or more after notice thereof to the Company by Holders of 25% or more of the outstanding shares of the Preferred Stock then outstanding (each, a "Restriction Default"); or (5) the Company fails to pay when due (subject to any applicable grace period) the principal of, or if there is an acceleration of, any Debt of the Company or any Restricted Subsidiary having an outstanding principal amount of at least $25 million, individually or in the aggregate (each, a "Default Payment"), then the number of directors constituting the Board of Directors shall be adjusted to permit the Holders of the majority of the then outstanding shares of Preferred Stock, voting separately as one class, to elect two directors. For the purpose of determining the number of quarterly periods for which accrued dividends have not been paid, any accrued and unpaid dividend that is subsequently paid shall not be treated as unpaid. Each event described in clauses (1), (2), (3), (4) and (5) of this subparagraph (f)(iii)(A) is a "Voting Rights Triggering Event." Within 15 days of





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
the time the Company becomes aware of the occurrence of any default referred to in clause (4) or (5) of this subparagraph (f)(iii)(A), the Company shall give written notice thereof to the Holders.

                          (B)     The right of the Holders of Preferred Stock
voting separately as one class to elect two directors as described in subparagraph (f)(iii)(A) shall continue until such time as (1) in the event such right arises due to a Dividend Default, all accumulated dividends that are in arrears on the Preferred Stock and that gave rise to such Dividend Default are paid in full (and, in the case of dividends payable after February 15, 2003, paid in cash); and (2) in the event such right arises due to a Redemption Default, a Change of Control Default, a Restriction Default or a Payment Default, the Company remedies any such failure, breach or default, at which time the term of any directors elected pursuant to subparagraph (f)(iii)(A) hereof shall terminate and the number of directors constituting the board of directors shall be reduced to the number necessary to reflect the termination of the right of the Holders of the Preferred Stock to elect directors, subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any future Voting Rights Triggering Event. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to subparagraph (f)(iii)(A) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Company shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Company within 30 days after personal service of said written request upon the Secretary of the Company, or within 30 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the provisions of this subparagraph (f)(iii)(B), no such special meeting shall be called if any such request is received less than 40 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Company. Any Holder of shares of the Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this subparagraph (f)(iii)(B).

                          (C)     At any meeting held for the purpose of
electing directors at which the Holders of Preferred Stock shall have the right, voting separately as one class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding Preferred Stock shall be required to constitute a quorum of such Preferred Stock.

                          (D)     Any vacancy occurring in the office of a
director elected by the Holders of the Preferred Stock may be filled by the remaining director elected by such Holders unless and until such vacancy shall be filled by such Holders.

                 (iv) In any case in which the Holders of shares of the Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Delaware law, each Holder of shares of the Preferred Stock shall be entitled to one vote for each share of Preferred Stock held. Any action that may be taken hereunder by the Holders of the Preferred Stock at a meeting may be taken by written consent of a majority of the Holders of such Preferred Stock.

         (g) Exchange. (i) Requirements. (A) The Company may, at the sole option of the Board of Directors (subject to the legal availability of funds therefor), at any time after the Optional Redemption Date, or at any time prior to the Optional Redemption Date in the event all Old Senior Notes are repurchased, redeemed or repaid in full, exchange all, but not less than all, of the outstanding shares of Preferred Stock, including any shares of Preferred Stock issued as payment for dividends, into Exchange Debentures, subject to the conditions set forth in this subparagraph (g)(i)(A). In order to effect such exchange, the Company shall (1) if necessary to satisfy the condition set forth in clause (II) of this subparagraph (g)(i)(A) based upon the written advice of counsel to the Company, file a registration statement with the Commission relating to the exchange, and (2) if a registration statement is filed with the Commission pursuant to clause (1), use its best efforts to cause such registration statement to be declared effective as soon as practicable by the Commission unless the opinion referred to in clause (II) of this subparagraph
(g)(i)(A) shall have been subsequently delivered. In order to effectuate such exchange, the Company shall send a written notice (the "Exchange Notice") of exchange by mail to each Holder of record, which notice shall state: (v) that the Company is exchanging the Preferred Stock into Exchange Debentures pursuant to this Certificate of Designation; (w) the date fixed for exchange (the "Mandatory Exchange Date"), which date shall not be less than 15 days nor more than 60 days following the date on which the Exchange Notice is mailed (except as provided in the last sentence of this subparagraph (g)(i)(A)); (x) that the Holder is to surrender to the Company, at the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange, in the manner designated in the Exchange Notice, such Holder's certificate or certificates representing the shares of Preferred Stock to be exchanged; (y) that dividends on the shares of Preferred Stock to be exchanged shall cease to accrue on the Mandatory Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Mandatory Exchange Date unless the Company shall default in the delivery of Exchange Debentures; and
(z) that interest on the Exchange Debentures shall accrue from the Mandatory Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on the Mandatory Exchange Date. On the Mandatory Exchange Date, if the conditions set forth in clauses (I) through (VI) of this subparagraph (g)(i)(A) are satisfied, the Company shall issue Exchange Debentures in exchange for the Preferred Stock as provided in subparagraph
(g)(ii)(A), provided that on the Mandatory Exchange Date:

                 (I) there shall be legally available funds sufficient therefor (including, without limitation, legally available funds sufficient therefor under Sections 160 and 170 (or any successor provisions) of the Delaware General Corporation
                 Law);

                 (II) either (x) a registration statement relating to the Exchange Debentures shall have been declared effective under the Securities Act of 1933, as amended (the "Securities Act") prior to such exchange and shall continue to be in effect on the Mandatory Exchange Date or (y) (1) the Company shall have obtained a written opinion of counsel that an exemption from the registration requirements of the Securities Act is available for such exchange and that upon receipt of such Exchange Debentures pursuant to such exchange made in accordance with such exemption, each Holder that is not an Affiliate of the Company will not be subject to any restrictions imposed by the Securities Act upon the resale thereof and (2) such exemption is relied upon by the Company for such exchange;

                 (III) the Exchange Indenture shall have been duly executed by the Company and the trustee thereunder (the "Trustee") with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange;

                 (IV) the Exchange Indenture and the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended;

                 (V) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture; and

                 (VI) the Company shall have delivered to the Trustee a written opinion of counsel, dated the date of the exchange, regarding the satisfaction of the conditions set forth in clauses (I),
                 (II), (III) and (IV).

In the event that the issuance of the Exchange Debentures is not permitted on the Mandatory Exchange Date or any of the conditions set forth in clauses (I) through (VI) of the preceding sentence are not satisfied on the Mandatory Exchange Date, the Company shall use its best efforts to satisfy such conditions and effect such exchange as soon as practicable.

                          (B)     Upon any exchange pursuant to subparagraph
(g)(i)(A) hereof, the Holders of outstanding shares of Preferred Stock shall be entitled to receive a principal amount of Exchange Debentures for shares of Preferred Stock, the liquidation preference of which, plus the amount of accumulated and unpaid dividends (including a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Mandatory Exchange
Date) with respect to which, equals such amount; provided that the Company at its option may pay cash for any or all accrued and unpaid dividends in lieu of issuing Exchange Debentures in respect of such dividends.

                 (ii) Procedure for Exchange. (A) On or before the Mandatory Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Company shall cause the Exchange Debentures to be executed on the Mandatory Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be exchanged by the Company into Exchange Debentures. The Company shall pay interest on the Exchange Debentures at the rate and on the dates described in the Memorandum.

                          (B)     If notice has been mailed as aforesaid, and
if before the Mandatory Exchange Date (1) the Exchange Indenture shall have been duly executed and delivered by the

Company and the Trustee and (2) all Exchange Debentures necessary for such exchange shall have been duly executed by the Company and delivered to the Trustee with irrevocable instructions to authenticate the Exchange Debentures necessary for such exchange, then dividends will cease to accrue on the Preferred Stock on and after the Mandatory Exchange Date and the rights of the Holders as stockholders of the Company shall cease on and after the Mandatory Exchange Date (except the right to receive Exchange Debentures), and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Exchange Debentures as of the Mandatory Exchange Date.

         (h) Change of Control. (i) Upon the occurrence of a Change of Control, the Company shall be required (subject to any contractual and other restrictions with respect thereto existing on the Closing Date and the legal availability of funds therefor) to make an Offer to Purchase to each Holder to purchase all or any part of such Holder's shares of Preferred Stock at a cash purchase price equal to 101% of the liquidation preference thereof, plus accrued and unpaid dividends (if any) to the date of purchase (the "Change of Control Payment").

                 (ii) Within 30 days following any Change of Control, the Company shall mail a notice to such Holder stating: (A) that the Offer to Purchase is being made pursuant to this Certificate of Designation and that, to the extent lawful, all shares of Preferred Stock tendered will be accepted for payment; (B) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date"); (C) that any shares of Preferred Stock not tendered will continue to accrue dividends in accordance with the terms of this Certificate of Designation; (D) that, unless the Company defaults in the payment of the Change of Control Payment, all shares of Preferred Stock accepted for payment pursuant to the Offer to Purchase shall cease to accrue dividends on and after the Change of Control Payment Date and all rights of the Holders shall terminate on and after the Change of Control Date; and (E) a description of the procedures to be followed by such Holder in order to have its shares of Preferred Stock repurchased.

                 (iii) On the Change of Control Payment Date, (A) the Company shall, to the extent lawful, (1) accept for payment shares of Preferred Stock tendered pursuant to the Offer to Purchase and (2) promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Change of Control Payment for such shares and (B) unless the Company defaults in the payment for the shares of Preferred Stock tendered pursuant to the Offer to Purchase, dividends shall cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date. The Company shall publicly announce the results of the Offer to Purchase on or as soon as practicable after the Change of Control Payment Date.

                 (iv) The Company shall comply with Rule 14e-1 under the Exchange Act and any securities laws and regulations to the extent such laws and regulations are applicable to the repurchase of shares of the Preferred Stock in connection with a Change of Control.

         (i) Conversion or Exchange. The Holders shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company.

         (j) Preemptive Rights. No shares of Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

         (k) Reissuance of Preferred Stock. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

         (l) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         (m)     Certain Additional Provisions.  (i)   Limitation on
Consolidated Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt (including Acquired Debt), other than Permitted Debt, unless (A) with respect to Debt Incurred under this clause (A), the Debt so Incurred and outstanding is in an aggregate principal amount that does not exceed 2.25 times, with respect to Capital Stock sales after June 1, 1997 and on or prior to March 31, 1998, or 2.0 times, with respect to Capital Stock sales after March 31, 1998, the aggregate amount of net cash proceeds (or 80% of the Fair Market Value of property other than cash) received by the Company after June 1, 1997 from the issuance and sale (other than to a Restricted Subsidiary) of shares of its Capital Stock (other than the Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than Redeemable Stock), other than (x) proceeds applied for use as a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company either abandons its plans to make such Investment or is able to make such Investment pursuant to subparagraph (m)(ii) (other than as a Directed Investment)) and (y) proceeds which have been included in the computation of the amounts available for Restricted Payments pursuant to clause (c)(2) of subparagraph (m)(ii), to the extent the inclusion thereof was necessary to allow a subsequent Restricted Payment to be made, or
(B) on the date of such Incurrence, after giving effect to the Incurrence of such Debt (or Acquired Debt) and the receipt and application of the net proceeds thereof (and, if the net proceeds of such new Debt are used to acquire a Person that becomes a Restricted Subsidiary or an operating business of the Company or a Restricted Subsidiary, to all terms of such acquisition) on a pro forma basis, the Operating Cash Flow to Consolidated Interest Expense Ratio would equal or exceed 1.75 to 1.

                 (ii)     Limitation on Restricted Payments.   The Company
shall not, directly or indirectly:

                 (A) declare or pay any dividend on, or make any distribution to the holders of, any Junior Securities (other than dividends or distributions payable solely in its Junior Securities (other than Redeemable Stock) or in options, warrants or other rights to purchase Junior Securities (other than Redeemable Stock));

                 (B) purchase, redeem or otherwise acquire or retire for value, or permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem or otherwise acquire or retire for value (other than value consisting solely of Junior Securities of the Company that are not Redeemable Stock or options, warrants or other rights to acquire Junior Securities that are not Redeemable Stock), any Junior Securities of the Company (including options, warrants or other rights to acquire Junior Securities); or

                 (C) make, or permit any Restricted Subsidiary, directly or indirectly, to make, any Investment (other than any Permitted Investment) in any Person (other than in a Restricted Subsidiary or a Person that becomes a Restricted Subsidiary as a result of such Investment);

(each of the foregoing actions set forth in clauses (A) through (C), other than any such action that is a Permitted Investment or a Permitted Distribution, being referred to as a "Restricted Payment") unless, at the time of such Restricted Payment, and after giving effect thereto:

         (a)     no Default shall have occurred and be continuing;

         (b) except with respect to Investments, after giving effect, on a pro forma basis, to such Restricted Payment and the Incurrence of any Debt the net proceeds of which are used to finance such Restricted Payment, the Consolidated Debt to Annualized Operating Cash Flow Ratio would not have exceeded 7.0 to 1; and

         (c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made on or after February 15, 1994 shall not exceed:

                 (1) 50% of the Consolidated Net Income (or, in the case of a Consolidated Net Loss, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1994 to the last day of the last fiscal quarter preceding the date of the proposed Restricted Payment, plus

                 (2) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance and sale (other than to a Restricted Subsidiary) after February 15, 1994 of its Junior Securities (other than Redeemable Stock), or any options, warrants or other rights to purchase such Junior Securities (other than Redeemable Stock), and from the issuance and sale, prior to the Closing Date, of the Class A Preferred Stock and the Class B Preferred Stock, other than (x) (except for purposes of determining whether an Investment under clause (C) above is permitted) Junior Securities or options, warrants or other rights to purchase Junior Securities (or shares issuable upon exercise thereof) issued or sold in the PowerFone Merger, Questar/AMI Share Exchanges, Motorola Business Acquisition and NTT transactions described in the Company's prospectus, dated February 9, 1994, relating to the Company's Senior Redeemable Discount Notes due 2004, and (y) Capital Stock or options, warrants or other rights to purchase Capital Stock (or shares issuable upon exercise thereof), the proceeds of the issuance of which is used (A) to make a Directed Investment (unless such designation has been revoked by the Board of Directors and the Company is able to make such Investment pursuant to this subparagraph (m)(ii) (other than as a Directed Investment)) or (B) to Incur Debt under clause (A) of subparagraph (m)(i) (unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with subparagraph (m)(i) (other than under clause (A) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with subparagraph (m)(i) (other than under clause (A) thereof) or (III) has otherwise been repaid), plus

                 (3) the aggregate net proceeds, including the fair market value of property other than cash (as determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by a Board Resolution), received by the Company from the issuance or sale (other than to a Restricted Subsidiary) after February 15, 1994 of any Junior Securities of the Company (other than Redeemable Stock), or any options, warrants or other rights to purchase such Junior Securities (other than Redeemable Stock), upon the conversion of, or exchange for, Debt of the Company or a Restricted Subsidiary.

         The foregoing limitations in this subparagraph (m)(ii) do not limit or restrict the making of any Permitted Distribution, Permitted Investment or Directed Investment, and none of a Permitted Distribution, Permitted Investment or Directed Investment shall be counted as a Restricted Payment for purposes of clause (c) above. In addition, the foregoing limitations do not prevent the Company from (I) paying a dividend on Junior Securities of the Company within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the provisions of this Certificate of Designation, (II) repurchasing Junior Securities of the Company (including options, warrants or other rights to acquire such Junior Securities) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year (with repurchases pursuant to this clause (II) not being counted as Restricted Payments for purposes of clause (c) above) or
(III) the repurchase, redemption or other acquisition for value of Junior Securities of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any of its Subsidiaries from any governmental agency; or (IV) Investments in Unrestricted Subsidiary Funding Company so long as (x) such Investments are invested in Nextel International, Inc. and (y) Nextel International, Inc. is a Subsidiary of the Company.

         Notwithstanding the foregoing limitations in this subparagraph
(m)(ii), the Company shall be permitted to make any Investment in a Person that is not (either before or after giving effect thereto) a Subsidiary of the Company, provided that, immediately after giving effect thereto the amount equal to (a) the aggregate amount of all Investments made pursuant to this paragraph minus (b) all cash received by the Company or any Restricted Subsidiary from the sale, transfer or other disposition to a Person that is not a Subsidiary of the Company of any such Investment (or portion thereof) included in such aggregate amount (with the amount of cash to be counted for this purpose not to exceed the amount of such Investment (or portion thereof) so included), shall not exceed the greater of (i) $250 million and (ii) 2% of the Total Market Value of Equity of the Company as of such time. For purposes of determining the aggregate amount of Investments referred to in clause (a), the amount of any Investment shall be deemed to equal the cash portion thereof plus the fair market value of any non-cash portion thereof (to the extent such portion constitutes an Investment) at the time such Investment is made, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

         Notwithstanding the foregoing, no Investment in a Person that immediately thereafter would be a Restricted Subsidiary shall be a Restricted Payment. In addition, if any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the third preceding paragraph or the aggregate amount of Investments pursuant to clause
(a) of the immediately preceding paragraph, in each case to the extent such Investments would otherwise be so counted.

         For purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Junior Securities either upon the conversion of, or exchange for, Debt of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the sum of (i) the principal amount or accreted value (whichever is less) of such Debt on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all expenses incurred in connection with such issuance or sale. In addition, for purposes of clause (c)(3) above, the net proceeds received by the Company from the issuance or sale of its Junior Securities upon the exercise of any options or warrants of the Company or any Restricted Subsidiary shall be deemed to be an amount equal to (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with such issuance or sale.

         For purposes of this subparagraph (m)(ii), if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment, as determined by the Board of Directors (whose good faith determination shall be conclusive and evidenced by a Board Resolution).

                 (iii) Restricted Subsidiaries. The Company shall not designate any Restricted Subsidiary as an Unrestricted Subsidiary, and shall not itself, and shall not permit any Restricted Subsidiary to, sell, convey, transfer or otherwise dispose of any assets, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction, unless, after giving effect to any such action, the assets (not including any assets so sold, conveyed, transferred or otherwise disposed of, other than in the ordinary course of business, to any Unrestricted Subsidiary or any Person that becomes an Unrestricted Subsidiary as part of such transaction) and business of the Company and its remaining Restricted Subsidiaries generated at least 90% of Digital Mobile-SMR Operating Cash Flow in the fiscal quarter of the Company most recently completed prior to the date of such action.

         The Board of Directors may designate any existing Unrestricted Subsidiary or any Person that is about to become a Subsidiary of the Company as a Restricted Subsidiary if, after giving effect to such action (and, if such designation is made in connection with the acquisition of a Person or an operating business that is about to become a Subsidiary of the Company, after giving effect to all terms of such acquisition) on a pro forma basis, on the date of such action, the Debt of such Unrestricted Subsidiary outstanding immediately prior to such designation would have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Certificate of Designation.

         Subject to the second preceding paragraph and compliance with subparagraph (m)(ii), the Board of Directors may designate any Restricted Subsidiary as an Unrestricted Subsidiary.

         The designation by the Board of Directors of a Restricted Subsidiary as an Unrestricted Subsidiary shall, for all purposes of subparagraph (m)(ii) (including clause (b) thereof), be deemed to be a Restricted Payment of an amount equal to the fair market value of the Company's ownership interest in such Subsidiary (including, without duplication, such indirect ownership interest in all Subsidiaries of such Subsidiary), as determined by the Board of Directors in good faith and evidenced by a Board Resolution.

         Notwithstanding the foregoing provisions of this subparagraph
(m)(iii), the Board of Directors may not designate a Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any of its other Restricted Subsidiaries (i) provides credit support for, or a Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary, (b) a default with respect to any Debt of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

         The Board of Directors, from time to time, may designate any Person that is about to become a Subsidiary of the Company as an Unrestricted Subsidiary, and may designate any newly-created Subsidiary as an Unrestricted Subsidiary, if at the time such Subsidiary is created it contains no assets (other than such de minimis amount of assets then required by law for the formation of corporations) and no Debt. Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries shall be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this subparagraph (m)(iii), all Subsidiaries of an Unrestricted Subsidiary shall be Unrestricted Subsidiaries. The Board of Directors shall not change the designation of a Subsidiary of the Company more than twice in any period of five years.

                 (iv) Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) or series of related transactions with any Affiliate of the Company on terms that are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which might be obtained at the time of such transaction from a Person that is not such an Affiliate; provided, however, that this subparagraph (m)(iv) shall not limit, or be applicable to, (A) any transaction between Unrestricted Subsidiaries not involving the Company or any Restricted Subsidiary, (B) any transaction between the Company and any Restricted Subsidiary or between Restricted Subsidiaries or (C) any Permitted Transactions. In addition, any transaction or series of related transactions, other than Permitted Transactions, between the Company or any Restricted Subsidiary and any Affiliate of the Company (other than a Restricted Subsidiary) involving an aggregate consideration of $5 million or more must be approved in good faith by a majority of the Company's Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution. For purposes of this subparagraph (m)(iv), any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors (of which there must be at least one) and evidenced by a Board Resolution shall be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a Person that is not such an Affiliate and thus shall be permitted under this subparagraph (m)(iv).

                 (v) Activities of the Company and Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the telecommunications business and related activities and services, including such businesses, activities and services as the Company and the Restricted Subsidiaries are engaged in on the Closing Date.

                 (vi) Provision of Financial Information. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also in any event (A) within 15 days of each Required Filing Date (1) transmit by mail to all Holders at their registered addresses, without cost to such Holders, and (2) file with the Transfer Agent copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were subject thereto and (B) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. The Transfer Agent's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

                 (vii)    Senior Subordinated Debt.   So long as any Preferred
Stock is outstanding, the Company shall not Incur any Debt, other than the Exchange Debentures, that is expressly made subordinated in right of payment to any Senior Debt (as defined in the Exchange Indenture) unless such Debt, by its terms and by the terms of any agreement or instrument pursuant to which such Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the Exchange Debentures pursuant to provisions substantially similar to those contained in the Exchange Indenture; provided that the foregoing limitations shall not apply to distinctions between categories of Senior Debt that exist by reason of any Liens or Guarantees arising or created in respect of some but not all Senior Debt.

                 (viii) Merger, Sale of Assets, Etc. The Company (x) shall not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to, any Person, and (y) shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, substantially as an entirety to any Person, unless, in each case (x) or (y), at the time and after giving effect thereto (i) either: (A) if the transaction or series of transactions is a consolidation of the Company with or a merger of the Company with or into any other Person, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by any consolidation with or merger with or into the Company, or to which the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, as the case may be, substantially as an entirety are sold, assigned, conveyed, leased or otherwise transferred (any such surviving Person or transferee Person referred to in this clause (B) being the "Surviving Entity"), shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Preferred Stock shall be converted into or exchanged for and shall become shares of such Surviving Entity having in respect of such Surviving Entity substantially the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Preferred Stock had immediately prior to such transaction, and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing, and (iii) the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, shall be equal to or greater than that of the Company immediately prior to such transaction or series of transactions; provided, however, that the foregoing requirements shall not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any Restricted Subsidiary to any other Restricted Subsidiary, or the merger or consolidation of any Restricted Subsidiary with or into any other Restricted Subsidiary.

         In connection with any consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Transfer Agent, an Officers' Certificate, stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition complies with the requirements of this Certificate of Designation, and an opinion of counsel that the conditions of this subparagraph (m)(viii) have been complied with. Each such Officers' Certificate shall set forth the manner of determination of the Consolidated Net Worth in accordance with clause (iii) of the preceding paragraph.

         For all purposes of the Certificate of Designation and the Preferred Stock (including the provisions described in the two immediately preceding paragraphs and subparagraphs (m)(i) and (m)(iii)), Subsidiaries of any Surviving Entity shall, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to subparagraph (m)(iii) and all Debt of the Surviving Entity and its Subsidiaries that was not Debt of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

         (n) Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires. Whenever this Certificate of Designation requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein) and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation.

         "Acquired Debt" means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. "Affiliate" shall be deemed to include, but only for purposes of subparagraph (m)(iv) and without limiting the application of the preceding sentence for the purpose of such or any other purpose, any Person owning, directly or indirectly, (i) 10% or more of the Company's outstanding common stock or (ii) securities having 10% or more of the total voting power of the Company's Voting Stock. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. No individual shall be deemed to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

         "Annualized Operating Cash Flow" means, for any fiscal quarter, the Operating Cash Flow for such fiscal quarter multiplied by four.

         "Average Life" means, at any date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Debt and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Beneficial Owner" means a beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act (or any successor rules), including the provision of such Rules that a person shall be deemed to have beneficial ownership of all securities that such person has a right to acquire within 60 days, provided that a person shall not be deemed a beneficial owner of, or to own beneficially, any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and
(2) is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (unless the context specifically requires that such resolution be adopted by a majority of the Disinterested Directors, in which case by a majority of such directors) and to be in full force and effect on the date of such certification and delivered to the Transfer Agent.

         "Business Day" means any day except a Saturday or Sunday or other day on which commercial banks in The City of New York are required or authorized by law or other governmental action to be closed.

         "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person determined in accordance with generally accepted accounting principles and the amount of such obligations shall be the capitalized amount thereof in accordance with generally accepted accounting principles and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of stock of, or other ownership interests in, such Person.

         "Change of Control" means the occurrence of any of the following events:

                 (a) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the Company; provided that no Change of Control shall be deemed to occur pursuant to this clause (a) (x) if the person is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and
         (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

                 (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Stock) of the surviving or transferee Person or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Exchange Indenture and (ii) immediately after such transaction no person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock or Total Common Equity of the surviving or transferee Person; provided that no Change of Control shall be deemed to occur pursuant to this clause (b), (x) if the surviving or transferee Person or the person referred to in clause
         (b)(ii) is a corporation with outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days for as long as the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (y) if the surviving or transferee Person or such other person is a corporation (1) that is not, and does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to an additional 90 days for as long as any such rating agency has publicly announced that such corporation or debt thereof will be rated), unless after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (x) above and (2) that, when determined as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10 billion (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of the Common Stock of such person shall be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or

                 (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any directors who are members of the Board of Directors on the date hereof and any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         Any event that would constitute a Change of Control pursuant to clause
(a) or (b) above (i) but for the proviso thereto shall not be deemed to be a Change of Control until such time (if any) as the conditions described in such proviso cease to have been met and (ii) if and to the extent resulting from any restructuring transaction or any sale or assignment of all or substantially all of the assets and liabilities of the Company to, or merger or consolidation of the Company with, any Person (any such transaction, a "Restructuring Transaction") effected at substantially the same time as and in connection with any of the Permitted Transactions described in clause (i) of the definition of the term "Permitted Transactions" shall not constitute a Change of Control so long as the Persons who, immediately prior to the closing of such Restructuring Transaction and the particular Permitted Transaction being consummated at substantially the same time and in connection therewith (the "Restructuring Closing"), were the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company would remain, immediately after such Restructuring Closing (and after taking into account all issuances of securities in such Restructuring Transaction and related Permitted Transaction), the Beneficial Owners, directly or indirectly, of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be); provided that, immediately after any transaction or combination of transactions described in this clause (ii), no person (as such term is used in Sections 13(d) and 14(a) of the Exchange Act and the regulations thereunder) is the ultimate Beneficial Owner of more than 50% of the total Voting Stock or more than 50% of the Total Common Equity of the Company (or the surviving transferee Person, as the case may be) unless such person (as so defined) was the Beneficial Owner of more than 50% of the total Voting Stock and more than 50% of the Total Common Equity of the Company immediately before such transaction or combination of transactions. Notwithstanding anything to the contrary contained in this Certificate of Designation, no Change of Control shall be deemed to occur under this Certificate of Designation until the earlier of the day after (x) the Optional Redemption Date (as defined in subparagraph (e)(i)(A)) and (y) the date all Old Senior Notes are repurchased, redeemed or repaid in full, and if any Old Senior Notes are outstanding at the time of an occurrence of an event set forth in
(a), (b) or (c) above, such occurrence shall not be deemed to be a Change of Control under this Certificate of Designation until such Old Senior Notes are repurchased, redeemed or repaid in full, in which case the day after the date on which all Old Senior Notes are so repaid, redeemed or repurchased will be deemed to be the date on which such Change of Control occurred.

         "Class A Preferred Stock" means 26,941,933 shares of Class A Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

         "Class B Preferred Stock" means 82 shares of Class B Convertible Preferred Stock, par value $.01 per share, of the Company.

         "Class C Preferred Stock" means 26,941,933 shares of Class C Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company.

         "Closing Date" means the date on which the Original Preferred Stock is originally issued under this Certificate of Designation.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm of national standing that is selected from time to time by the Company for that purpose.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Consolidated Adjusted Net Income" and "Consolidated Adjusted Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (ii) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iii) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (iv) any foreign exchange gain or loss, (v) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (vi) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (vii) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction and (viii) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person.

         "Consolidated Adjusted Net Income (Loss)" means, for any period, the Company's Consolidated Adjusted Net Income or Consolidated Adjusted Net Loss for such period, as applicable.

         "Consolidated Debt to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Debt of the Company and the Restricted Subsidiaries on a Consolidated basis outstanding as at the date of determination to (ii) the Annualized Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company.

         "Consolidated Interest Expense" of any Person means, for any period, the aggregate interest expense and fees and other financing costs in respect of Debt (including amortization of original issue discount and non-cash interest payments and accruals), the interest component in respect of Capital Lease Obligations and any deferred payment obligations of such Person and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles and all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs (including amortizations of discounts) associated with interest rate swap and similar agreements and with foreign currency hedge, exchange and similar agreements and the amount of dividends paid in respect of Redeemable Stock.

         "Consolidated Net Income" and "Consolidated Net Loss" mean, for any period, the net income or net loss, as the case may be, of the Company and its Restricted Subsidiaries for such period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or net loss, as the case may be, by excluding without duplication (i) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (ii) any after-tax gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (iii) any after-tax gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt),
(iv) any foreign exchange gain or loss, (v) all payments in respect of dividends on shares of Preferred Capital Stock of the Company, (vi) any other extraordinary, non-recurring or unusual items incurred by the Company or any of its Restricted Subsidiaries, (vii) the net income (or loss) of any Person acquired by the Company or any Restricted Subsidiary in a pooling-of-interests transaction for any period prior to the date of such transaction, (viii) all income or losses of Unrestricted Subsidiaries and Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Unrestricted Subsidiary or Person and (ix) the net income (but not net loss) of any Restricted Subsidiary which is subject to restrictions which prevent the payment of dividends or the making of distributions to the Company but only to the extent of such restrictions.

         "Consolidated Net Income (Loss)" means, for any period, the Company's Consolidated Net Income or Consolidated Net Loss for such period, as applicable.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, no effect shall be given to adjustments following the Closing Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions

Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person.

         "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company, if and to the extent that the accounts of each such Restricted Subsidiary would normally be consolidated with those of the Company in accordance with generally accepted accounting principles; provided, however, that "Consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

         "Credit Facility" means any credit facility (whether a term or revolving type) of the type customarily entered into with banks, between the Company and/or any of its Restricted Subsidiaries, on the one hand, and any banks or other lenders, on the other hand (and any renewals, refundings, extensions or replacements of any such credit facility), which credit facility is designated by the Company as a "Credit Facility" for purposes of this Certificate of Designation, and shall include all such credit facilities in existence on the Closing Date whether or not so designated, to the extent that the aggregate principal balance of Debt that is Incurred and outstanding under all Credit Facilities at any time does not exceed $3,000,000,000.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination plus accrued but unpaid dividends, (vii) every obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount of Debt of any Person issued with original issue discount is the face amount of such Debt less the unamortized portion of the original issue discount of such Debt at the time of its issuance as determined in conformity with generally accepted accounting principles, and money borrowed at the time of the Incurrence of any Debt in order to pre-fund the payment of interest on such Debt shall be deemed not to be "Debt."

         "Default" means any event that is, or after notice or passage of time, or both, would be, a Voting Rights Triggering Event.


         "Digital Mobile" means a radio communications system that employs digital technology with a multi-site configuration that will permit frequency reuse as described in the Memorandum.

         "Digital Mobile-SMR Operating Cash Flow" means, for any fiscal quarter, (i) the net income or loss, as the case may be, of the Company and its Restricted Subsidiaries from its Digital Mobile and Specialized Mobile Radio businesses and related activities and services for such fiscal quarter, plus
(ii) depreciation and amortization charged with respect thereto for such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles, adjusted, to the extent included in calculating such net income or loss, by excluding (a) any after-tax gain or loss attributable to the sale, conversion or other disposition of assets other than in the ordinary course of business, (b) any gains resulting from the write-up of assets and any loss resulting from the write-down of assets, (c) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt), (d) any foreign exchange gain or loss, (e) any other extraordinary, non-recurring or unusual items and
(f) all income or losses of Persons (other than Subsidiaries) accounted for by the Company using the equity method of accounting, except, in the case of any such income, to the extent of dividends, interest or other cash distributions received directly or indirectly from any such Person, plus (iii) all amounts deducted in calculating net income or loss for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such fiscal quarter, all as determined on a Consolidated basis in accordance with generally accepted accounting principles.

         "Directed Investment" by the Company or any of its Restricted Subsidiaries means any Investment for which the cash or property used for such Investment is received by the Company from the issuance and sale (other than to a Restricted Subsidiary) on or after June 1, 1997 of shares of its Capital Stock (other than the Series D Preferred Stock and Redeemable Stock), or any options, warrants or other rights to purchase such Capital Stock (other than the Series D Preferred Stock and Redeemable Stock) designated by the Board of Directors as a "Directed Investment" to be used for one or more specified investments in the telecommunications business (including related activities and services) and is so designated and used at any time within 365 days after the receipt thereof; provided that the aggregate amount of any such Directed Investments may not at any time exceed fifty percent (50%) of the aggregate amount of such cash or property received by the Company on or after June 1, 1997 from any such issuance and sale or capital contribution; and provided further that any proceeds from any such issuance or sale may not be used for such an Investment if such proceeds were, prior to being designated for use as a Directed Investment, (x) used to make a Restricted Payment or (y) used as the basis for the Incurrence of Debt under clause (A) of subparagraph (m)(i) unless and until the amount of any such Debt (I) is treated as newly issued Debt and could be Incurred in accordance with subparagraph (m)(i) (other than under clause (A) thereof) or (II) has been repaid or refinanced with the proceeds of Debt Incurred in accordance with subparagraph (m)(i) (other than under clause
(A) thereof) or (III) has otherwise been repaid and, in the circumstances described in clauses (I) and (II), the Company delivers to the Transfer Agent a certificate confirming that the requirements of such clauses have been met.

         "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Stock of the Company.

         "Dividend Payment Date" means February 15, May 15, August 15 and November 15 of each year.

         "Dividend Period" means the dividend period commencing on each February 15, May 15, August 15, and November 15 and ending on the day before the following Dividend Payment Date; provided, however, that the first such Dividend Period shall commence on the Closing Date and end on May 14, 1998.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Debentures" means the Company's Senior Subordinated Debentures due 2010 issued pursuant to the Exchange Indenture.

         "Exchange Indenture" means the indenture for the Exchange Debentures, the form of which is on file at the principal executive offices of the Company and terms of which may be modified to the extent the corresponding terms in the Preferred Stock have been modified in accordance with this Certificate of Designation.

         "Existing Indentures" means the indentures relating to the Existing Senior Notes.

         "Existing Senior Notes" means the Company's $525,855,000 principal amount at maturity of 11 l/2% Senior Redeemable Discount Notes Due 2003, $1,126,435,000 principal amount at maturity of 9 3/4% Senior Redeemable Discount Notes Due 2004, $541,830,000 principal amount at maturity of 12 1/4% Senior Redeemable Discount Notes Due 2004, $111,165,000 principal amount at maturity of 10 1/4% Senior Redeemable Discount Notes Due 2005, $409,876,000 principal amount at maturity of 10.65% Senior Redeemable Discount Notes Due September 15, 2007, $1,129,100,000 principal amount at maturity of 9 3/4% Senior Serial Redeemable Discount Notes due 2007 and $1,627,000,000 principal amount at maturity of 9.95% Senior Serial Redeemable Discount Notes Due 2008.

         "Fair Market Value" means, for purposes of clause (A) of subparagraph
(m)(i), the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided that (x) the Fair Market Value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and (y) in the event the aggregate Fair Market Value of any other property received by the Company exceeds $10 million, such Fair Market Value shall be as determined in good faith by the Board of Directors, including a majority of Disinterested Directors who are then members of such Board of Directors, which determination shall be conclusive if evidenced by a Board Resolution.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Holder" means a holder of shares of Preferred Stock.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume (pursuant to a merger, consolidation, acquisition or other transaction), Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence" and "Incurred", shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that the accretion of original issue discount on Debt shall not be deemed to be an Incurrence of Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to have been Incurred at the time it becomes such a Subsidiary.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person or the designation of a Subsidiary as an Unrestricted Subsidiary; provided that a transaction will not be an Investment to the extent it involves (i) the issuance or sale by the Company of its Capital Stock (other than Redeemable Stock), including options, warrants or other rights to acquire such Capital Stock (other than Redeemable Stock) or
(ii) a transfer, assignment or contribution by the Company of shares of Capital Stock (or any options, warrants or rights to acquire Capital Stock), or all or substantially all of the assets of, any Unrestricted Subsidiary of the Company to another Unrestricted Subsidiary of the Company.

         "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

         "Licenses" means SMR licenses granted by the Federal Communications Commission that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Marketable Securities" means: (i) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than six months; (ii) time deposits and certificates of deposit, having maturities of not more than six months from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having outstanding long-term debt rated A or better (or the equivalent thereof) by S&P or Aaa or better (or the equivalent thereof) by Moody's; and
(iii) commercial paper rated A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months.

         "Memorandum" means the offering memorandum dated February 6, 1998 in connection with the offering of the Preferred Stock.

         "Moody's" means Moody's Investors Service, Inc. or, if Moody's Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other national recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Transfer Agent.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his registered address on the date of the Offer offering to purchase up to the liquidation preference of Preferred Stock specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Certificate of Designation). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of shares of Preferred Stock within three Business Days after the Expiration Date. The Company shall notify the Transfer Agent at least 15 days (or such shorter period as is acceptable to the Transfer Agent) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Transfer Agent, in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which, at a minimum, shall include
(i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Transfer Agent pursuant to this Certificate of Designation (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if required under applicable law, pro forma financial information concerning, among other things, the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender their shares of Preferred Stock pursuant to the Offer to Purchase.

The Offer shall also state: (1) the section of this Certificate of Designation pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate liquidation preference of the outstanding shares of Preferred Stock offered to be purchased by the Company pursuant to the Offer to Purchase (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate liquidation preference of Preferred Stock accepted for payment (as specified pursuant to this Certificate of Designation) (the "Purchase Price"); (5) the Holder may tender all or any portion of the Preferred Stock registered in the name of such Holder and that any portion of Preferred Stock tendered must be tendered in an integral multiple of $1,000 of liquidation preference; (6) the place or places where the shares of Preferred Stock are to be surrendered for tender pursuant to the Offer to Purchase; (7) that dividends on any shares of Preferred Stock not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase Date the Purchase Price will become due and payable upon each share of Preferred Stock or being accepted for payment pursuant to the Offer to Purchase; (9) that each Holder electing to tender shares of Preferred Stock pursuant to the Offer to Purchase will be required to surrender such Preferred Stock at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Preferred Stock being, if the Company or the Transfer Agent so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed by, the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion of the Preferred Stock tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the liquidation preference of the Preferred Stock the Holder tendered, the certificate number of the Preferred Stock the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
(11) that the Company shall purchase all such shares of Preferred Stock duly tendered and not withdrawn pursuant to the Offer to Purchase; and (12) that in the case of any Holder whose shares of Preferred Stock are purchased only in part, the Company shall execute, and the Transfer Agent shall countersign and deliver to the Holder of such Preferred Stock without service charge, new shares of Preferred Stock of any authorized denomination as requested by such Holder, in an aggregate liquidation preference equal to and in exchange for the unpurchased portion of the aggregate liquidation preference of the Preferred Stock so tendered. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company.

         "Old Senior Note Indentures" means the indentures relating to the Old Senior Notes.

         "Old Senior Notes" means the Company's $525,855,000 principal amount at maturity of 11 1/2% Senior Redeemable Discount Notes Due 2003, $1,126,435,000 principal amount at maturity of 9 3/4% Senior Redeemable Discount Notes Due 2004, $541,830,000 principal amount at maturity of 12 1/4% Senior Redeemable Discount Notes Due 2004, $111,165,000 principal amount at maturity of 10 1/4% Senior Redeemable Discount Notes Due 2005 and $409,876,000 principal amount at maturity of 10 1/8% Senior Redeemable Discount Notes Due 2004.

         "Operating Cash Flow" means, for any fiscal quarter, (i) the Company's Consolidated Adjusted Net Income (Loss) plus depreciation and amortization in respect thereof for such fiscal quarter, plus (ii) all amounts deducted in calculating Consolidated Adjusted Net Income (Loss) for such fiscal quarter in respect of interest expense and other financing costs, including dividends paid in respect of Redeemable Stock, and all income taxes, whether or not deferred, applicable to such income period, all as determined on a Consolidated basis in accordance with generally accepted accounting principles. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Operating Cash Flow to Consolidated Interest Expense Ratio or Consolidated Debt to Annualized Cash Flow Ratio, (1) any Person that is a Restricted Subsidiary on such date (or would become a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter, (2) any Person that is not a Restricted Subsidiary on such date (or would cease to be a Restricted Subsidiary in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter and (3) if the Company or any Restricted Subsidiary shall have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

         "Operating Cash Flow to Consolidated Interest Expense Ratio" means, as at any date of determination, the ratio of (i) the Operating Cash Flow of the Company for the most recently completed fiscal quarter of the Company to (ii) the Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the most recently completed fiscal quarter of the Company.

         "Permitted Debt" means: (i) any Debt (including Guarantees thereof) outstanding on the Closing Date and any accretion of original issue discount and accrual of interest with respect to such Debt; (ii) any Debt outstanding under a Credit Facility; (iii) any Vendor Financing Debt or any other Debt Incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration) of equipment, inventory or network assets acquired by the Company or any of its Restricted Subsidiaries after the Closing Date; (iv) Debt (A) to the Company or (B) to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Debt (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Debt not permitted by this clause (iv); (v) Debt (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under foreign currency hedge, interest rate swap or similar agreements; provided that such agreements
(a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and
(b) do not increase the Debt of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (vi) renewals, refundings or extensions of any Debt referred to in clause (i) or (iii) above or Incurred pursuant to clause (B) of subparagraph
(m)(i) and any renewals, refundings or extensions thereof, plus (A) the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refunding or extension and (B) such other fees and expenses of the Company reasonably incurred in connection with the renewal, refunding or extension, provided that such renewal, refunding or extension shall constitute Permitted Debt only (a) to the extent that it does not result in an increase in the aggregate principal amount (or, if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) of such Debt (except as permitted by clause (A) or (B) above), and (b) to the extent such renewed, refunded or extended Debt does not mature prior to the Stated Maturity or have a mandatory redemption date prior to the mandatory redemption date of the Debt being renewed, refunded or extended or have an Average Life shorter than the remaining Average Life of the Debt being renewed, refunded or extended; and (vii) Debt payable solely in, or mandatorily convertible into, Capital Stock (other than Redeemable Stock) of the Company;
(viii) Debt (in addition to Debt permitted under clauses (i) through (vii) above) in an aggregate principal amount outstanding at any time not to exceed $950 million.

         "Permitted Distribution" of a Person means the redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Securities of the Company, in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Junior Securities of the Company (other than Redeemable Stock).

         "Permitted Investment" means any Investment in Marketable Securities.

         "Permitted Transaction" means (i) any transaction pursuant to agreements (whether or not definitive, and regardless of whether binding or non-binding) existing on the Closing Date and described in or incorporated by reference into the Memorandum and (ii) any transaction or transactions with any vendor or vendors of property or materials used in the telecommunications business (including related activities and services) of the Company or any Restricted Subsidiary, provided (x) such transactions are in the ordinary course of business and (y) such vendor does not beneficially own more than 50% of the voting power of the Voting Stock of the Company.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Capital Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "preferred stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of preferred or preference stock of such Person, including, without limitation, the Preferred Stock.

         "Preferred Stock Exchange Offer" means each registered offer to exchange the Preferred Stock for Exchange Preferred Stock.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms or otherwise is (i) required to be redeemed prior to the mandatory redemption date of the Preferred Stock, (ii) redeemable at the option of the holder thereof at any time prior to the mandatory redemption date of the Preferred Stock or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the mandatory redemption date of the Preferred Stock; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the mandatory redemption date of the Preferred Stock shall not constitute Redeemable Stock if the "change of control" provisions as applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in paragraph (h) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such shares of Preferred Stock as are required to be repurchased pursuant to paragraph (h).

         "Redemption Date" with respect to any shares of Preferred Stock, means the date on which such shares of Preferred Stock are redeemed by the Company.

         "Required Consent" means for actions requiring the consent of Holders, except as otherwise expressly provided in this Certificate of Designation with respect to matters requiring the consent of each Holder affected thereby, (i) the consent of the Holders of a majority of the then outstanding shares of Preferred Stock to elect directors upon a Voting Rights Triggering Event, and
(ii) with respect to all other actions requiring the consent of the Holders, the consent of the holders of either (x) a majority of the then outstanding shares of Preferred Stock, (y) a majority of the shares then outstanding of (I) the Preferred Stock, (II) the Series D Preferred Stock, if the holders of the Series D Preferred Stock are being requested to consent to such action with respect to the terms of the Series D Preferred Stock, and (III) any other issue of pari passu preferred stock issued by the Company, if such preferred stock or the certificate of designation pursuant to which such preferred stock was issued both (A) require the consent of the holders of such preferred stock to such action and (B) provide that the holders thereof will vote with the Holders of the Preferred Stock with respect to such action.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on the Closing Date or created subsequent thereto, designated from time to time by the Board of Directors as (or otherwise deemed to be) a "Restricted Subsidiary" in accordance with subparagraph (m)(iii).

         "Series D Preferred Stock" means the Series D Exchangeable Preferred Stock, par value $0.01 per share with a liquidation preference of $1,000 per share, of the Company.

         "S&P" means Standard & Poor's Ratings Services or, if Standard & Poor's Ratings Services shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor's Ratings Services ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Transfer Agent.

         "Specialized Mobile Radio" or "SMR" means a mobile radio communications system that is operated as described in the Memorandum.

         "Stated Maturity", when used with respect to any Debt security or any installment of interest thereon, means the date specified in such Debt security as the fixed date on which the principal of such Debt security or such installment of interest is due and payable.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Total Common Equity" of any Person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (i) the aggregate number of outstanding primary shares of Common Stock of such Person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such Person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

         "Total Market Value of Equity" of the Company means, as of any day of determination, the sum of (1) the product of (i) the aggregate number of outstanding primary shares of Common Stock of the Company on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of the Company) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (2) the liquidation value of any outstanding shares of Preferred Capital Stock of the Company on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a Board Resolution.

         "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.

         "Transfer Agent" means First Chicago Trust Company of New York.

         "Unrestricted Subsidiary" means Unrestricted Subsidiary Finance Company and any other Subsidiary that is not a Restricted Subsidiary and includes any Restricted Subsidiary that becomes an Unrestricted Subsidiary in accordance with subparagraph (m)(iii).

         "Vendor Financing Debt" means any Debt owed to (i) a vendor or supplier of any property or materials used by the Company or its Restricted Subsidiaries in their telecommunications business, (ii) any Affiliate of such a vendor or supplier, (iii) any assignee of such a vendor, supplier or Affiliate of such a vendor or supplier, or (iv) a bank or other financial institution that has financed or refinanced the purchase of such property or materials from such a vendor, supplier, Affiliate of such a vendor or supplier or assignee of such a vendor or supplier; provided that the aggregate amount of such Debt does not exceed the sum of (w) the purchase price of such property or materials (including transportation, installation, warranty and testing charges, as well as applicable taxes paid, in respect of such property or materials), (x) the cost of design, development, site acquisition and construction, (y) any interest or other financing costs accruing or otherwise payable in respect of the foregoing, and (z) the cost of any services provided by such vendor, supplier or Affiliate of such vendor or supplier.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) shall at the time be owned by the Company or by one or more Wholly Owned Restricted Subsidiaries or by the Company and one or more Wholly Owned Restricted Subsidiaries.

                 (o). Transfer and Legending of Shares. (i) No transfer of shares of the Preferred Stock shall be effective until such transfer is registered on the books of the Company. Until registered under the Securities Act, the expiration of the time period referred to in Rule 144(k) (as then in effect) under the Securities Act from the Closing Date, or the Company and the holder of such shares otherwise agree, all shares of Preferred Stock other than the Exchange Preferred Stock shall bear the following legend:

         THIS PREFERRED STOCK HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS PREFERRED STOCK IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR"

         (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS PREFERRED STOCK, RESELL OR OTHERWISE TRANSFER THIS PREFERRED STOCK EXCEPT (A) TO NEXTEL COMMUNICATIONS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS PREFERRED STOCK (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRANSFER AGENT) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE LIQUIDATION PREFERENCE OF PREFERRED STOCK AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO NEXTEL COMMUNICATIONS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS PREFERRED STOCK IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS PREFERRED STOCK WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRANSFER AGENT. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRANSFER AGENT AND NEXTEL COMMUNICATIONS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE CERTIFICATE OF DESIGNATION CONTAINS A PROVISION REQUIRING THE TRANSFER AGENT TO REFUSE TO REGISTER ANY TRANSFER OF THIS PREFERRED STOCK IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                 (ii) The Transfer Agent shall refuse to register any attempted transfer of shares of Original Preferred Stock not in compliance with this paragraph (o).

                 (iii) At any time after 40 days following the Closing Date, upon receipt by the Transfer Agent and the Company of a certificate substantially in the form of Exhibit A hereto, the Transfer Agent shall authenticate and deliver one or more shares of unlegended Preferred Stock in the place of the legended Preferred Stock.

                 (iv) In connection with proposed transfers of Original Preferred Stock described in Exhibit B or Exhibit C, the Transfer Agent or the Company may require the transferor or transferee, as the case may be, to deliver the appropriate letter attached hereto as Exhibits B or C. Each holder of Original Preferred Stock shall notify the Company or the Transfer Agent in the event of any transfer by such holder of any shares of Original Preferred Stock to a foreign transferee.

                 IN WITNESS WHEREOF, Nextel Communications, Inc. has caused this Certificate of Designation to be executed in its corporate name by Steven
M. Shindler, its Vice President and attested by Ried R. Zulager, its Secretary, this 10th day of February, 1998.


                                        NEXTEL COMMUNICATIONS, INC.



                                        By: /s/ STEVEN M. SHINDLER
                                            -----------------------------------
                                            Name:  Steven M. Shindler
                                            Title: Vice President


Attest:



By:  /s/ RIED R. ZULAGER
     ----------------------------
     Name:  Ried R. Zulager
     Title: Secretary


[corporate seal]

                                   EXHIBIT A



                           Form of Certificate as to
                         Completion of Distribution and
                        Termination of Restricted Period


                                                        __________________, ____


First Chicago Trust Company of New York
525 Washington Boulevard
Jersey City, NJ  07310


Attention:


                                  Re:   Nextel Communications, Inc.
                                        (the "Company")  Series E
                                        Exchangeable Preferred
                                        Stock (the "Securities")


Dear Ladies and Gentlemen:

                 This letter relates to ___ shares of Securities represented by the attached Certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to paragraph (o) of the Certificate of Designation (the "Certificate of Designation") filed with the Secretary of State of the State of Delaware on _________________, 1998 relating to the Securities, we hereby certify that we are a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical number of shares of Securities, all in the manner provided for in the Certificate of Designation.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                 Very truly yours,

                                 [Name of Holder]



                                 By:
                                    --------------------------------------------
                                     Authorized Signature

                                   EXHIBIT B



                           Form of Certificate to Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                           _______________, ____

First Chicago Trust Company of New York
525 Washington Boulevard
Jersey City, NJ  07310

Attention:


                                  Re:   Nextel Communications, Inc.
                                        (the "Company") Series E
                                        Exchangeable Preferred
                                        Stock (the "Securities")


Dear Ladies and Gentlemen:

                 In connection with our proposed purchase of ___ shares of the Securities, we confirm that:

                 1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Certificate of Designation relating to the Securities (the "Certificate of Designation") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate liquidation preference of the Securities at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act pursuant to an effective registration statement under the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                 3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the effect set out in paragraph 2.

                 4. We are an institutional "accredited investor" and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                 5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [Name of Holder]



                                     By:
                                        ----------------------------------------
                                         Authorized Signature

                                   EXHIBIT C



                      Form of Certificate to Be Delivered
                          in Connection with Transfers
                           Pursuant to Regulation S

                                                          _______________, _____

First Chicago Trust Company of New York
525 Washington Boulevard
Jersey City, NJ  07310

Attention:


                                  Re:   Nextel Communications, Inc.
                                        (the "Company") Series E
                                        Exchangeable Preferred
                                        Stock (the "Securities")


Dear Ladies and Gentlemen:

                 In connection with our proposed sale of ____ shares of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Holder]



                                        By:
                                           -------------------------------------
                                            Authorized Signature





                                      C-2